Exhibit 22.1
List of the Issuer and its Guarantor Subsidiaries
As of June 30, 2023, the following subsidiaries of Marriott Vacations Worldwide Corporation guarantee the $350 million aggregate principal amount of 4.750% Senior Unsecured Notes due 2028 issued in the fourth quarter of 2019 with a maturity date of January 15, 2028 (the "2028 Notes"):

Entity	Jurisdiction of Incorporation or Organization	2028 Notes
Marriott Ownership Resorts, Inc.	Delaware	Issuer
ILG, LLC	Delaware	Guarantor
Marriott Vacations Worldwide Corporation	Delaware	Guarantor
Apollo Marketing, Inc.	California	Guarantor
Aqua Hospitality LLC	Delaware	Guarantor
Aqua Hotels and Resorts Operator LLC	Delaware	Guarantor
Aqua Hotels and Resorts, Inc.	Delaware	Guarantor
Aqua Hotels & Resorts, LLC	Hawaii	Guarantor
Aqua Luana Operator LLC	Hawaii	Guarantor
Aqua-Aston Holdings, Inc.	Delaware	Guarantor
Aqua-Aston Hospitality, LLC	Hawaii	Guarantor
Aston Hotels & Resorts Florida, LLC	Florida	Guarantor
Beach House Development Partnership	Florida	Guarantor
CDP GP, Inc.	Delaware	Guarantor
CDP Investors, L.P.	Delaware	Guarantor
Cerromar Development Partners GP, Inc.	Delaware	Guarantor
Cerromar Development Partners, L.P., S.E.	Delaware	Guarantor
Champagne Resorts, Inc.	Delaware	Guarantor
Coconut Plantation Partner, Inc.	Florida	Guarantor
Data Marketing Associates East, Inc.	Florida	Guarantor
Diamond Head Management LLC	Hawaii	Guarantor
Flex Collection, LLC	Florida	Guarantor
FOH Holdings, LLC	Delaware	Guarantor
FOH Hospitality, LLC	Delaware	Guarantor
Grand Aspen Holdings, LLC	Delaware	Guarantor
Grand Aspen Lodging, LLC	Delaware	Guarantor
Hawaii Vacation Title Services, Inc.	Hawaii	Guarantor
Hospitality Team Members, Inc.	California	Guarantor
Hotel Management Services LLC	Hawaii	Guarantor
HPC Developer, LLC	Delaware	Guarantor
HT-Highlands, Inc.	Delaware	Guarantor
HTS-BC, L.L.C.	Delaware	Guarantor
HTS-Beach House Partner, L.L.C.	Delaware	Guarantor
HTS-Beach House, Inc.	Delaware	Guarantor
HTS-Coconut Point, Inc.	Delaware	Guarantor
HTS-Ground Lake Tahoe, Inc.	Delaware	Guarantor
HTS-Key West, Inc.	Delaware	Guarantor
HTS-KW, Inc.	Delaware	Guarantor
HTS-Lake Tahoe, Inc.	Delaware	Guarantor

Entity	Jurisdiction of Incorporation or Organization	2028 Notes
HTS-Loan Servicing, Inc.	Delaware	Guarantor
HTS-Main Street Station, Inc.	Delaware	Guarantor
HTS-Maui, L.L.C.	Delaware	Guarantor
HTS-San Antonio, Inc.	Delaware	Guarantor
HTS-San Antonio, L.L.C.	Delaware	Guarantor
HTS-San Antonio, L.P.	Delaware	Guarantor
HTS-Sedona, Inc.	Delaware	Guarantor
HTS-Sunset Harbor Partner, L.L.C.	Delaware	Guarantor
HTS-Windward Pointe Partner, L.L.C.	Delaware	Guarantor
HV Global Group, Inc.	Delaware	Guarantor
HV Global Management Corporation	Delaware	Guarantor
HV Global Marketing Corporation	Florida	Guarantor
HVO Key West Holdings, LLC	Florida	Guarantor
IIC Holdings, Incorporated	Delaware	Guarantor
ILG Management, LLC	Florida	Guarantor
ILG Shared Ownership, Inc.	Delaware	Guarantor
Interval Holdings, Inc.	Delaware	Guarantor
Interval International, Inc.	Florida	Guarantor
Interval Resort & Financial Services, Inc.	Florida	Guarantor
Interval Software Services, LLC	Florida	Guarantor
Kai Management Services LLC	Hawaii	Guarantor
Kauai Blue, Inc.	Delaware	Guarantor
Kauai Lagoons Holdings LLC	Delaware	Guarantor
Key Wester Limited	Florida	Guarantor
Lagunamar Cancun Mexico, Inc.	Florida	Guarantor
MAIC Travel, Inc.	Delaware	Guarantor
MAIC Travel LLC	Delaware	Guarantor
Management Acquisition Holdings, LLC	Delaware	Guarantor
Marriott Kauai Ownership Resorts, Inc.	Delaware	Guarantor
Marriott Ownership Resorts Procurement, LLC	Delaware	Guarantor
Marriott Resorts Hospitality Corporation	South Carolina	Guarantor
Marriott Resorts Sales Company, Inc.	Delaware	Guarantor
Maui Condo and Home, LLC	Hawaii	Guarantor
Member Development, Inc.	California	Guarantor
MH Kapalua Venture, LLC	Delaware	Guarantor
MORI Golf (Kauai), LLC	Delaware	Guarantor
MORI Member (Kauai), LLC	Delaware	Guarantor
MORI Residences, Inc.	Delaware	Guarantor
MORI Waikoloa Holding Company, LLC	Delaware	Guarantor
MTSC, Inc.	Delaware	Guarantor
MVW of Hawaii, Inc.	Delaware	Guarantor
MVW Services Corporation	Delaware	Guarantor
MVW SSC, Inc.	Delaware	Guarantor
MVW US Holdings LLC	Delaware	Guarantor

Entity	Jurisdiction of Incorporation or Organization	2028 Notes
MVW US Services, LLC	Delaware	Guarantor
MVW Vacations, LLC	Delaware	Guarantor
Pelican Landing Timeshare Ventures Limited Partnership	Delaware	Guarantor
R.C. Chronicle Building, L.P.	Delaware	Guarantor
RBF, LLC	Delaware	Guarantor
RCC (GP) Holdings LLC	Delaware	Guarantor
RCC (LP) Holdings L.P.	Delaware	Guarantor
RCDC 942, L.L.C.	Delaware	Guarantor
RCDC Chronicle LLC	Delaware	Guarantor
REP Holdings, Ltd.	Hawaii	Guarantor
Resort Management Finance Services, Inc.	Florida	Guarantor
Resort Sales Services, Inc.	Delaware	Guarantor
RQI Holdings, LLC	Hawaii	Guarantor
S.O.I. Acquisition Corp.	Florida	Guarantor
Scottsdale Residence Club, Inc.	Florida	Guarantor
Sheraton Flex Vacations, LLC	Florida	Guarantor
Soleil Communications, Inc.	California	Guarantor
St. Regis New York Management, Inc.	Florida	Guarantor
St. Regis Residence Club, New York Inc.	Florida	Guarantor
The Cobalt Travel Company, LLC	Delaware	Guarantor
The Lion & Crown Travel Co., LLC	Delaware	Guarantor
The Ritz-Carlton Development Company, Inc.	Delaware	Guarantor
The Ritz-Carlton Management Company, L.L.C.	Delaware	Guarantor
The Ritz-Carlton Sales Company, Inc.	Delaware	Guarantor
The Ritz-Carlton Title Company, Inc.	Delaware	Guarantor
Vacation Ownership Lending GP, Inc.	Delaware	Guarantor
Vacation Ownership Lending, L.P.	Delaware	Guarantor
Vacation Title Services, Inc.	Florida	Guarantor
VCH Communications, Inc.	Florida	Guarantor
VCH Consulting, Inc.	Florida	Guarantor
VCH Systems, Inc.	Florida	Guarantor
Vistana Acceptance Corp.	Florida	Guarantor
Vistana Aventuras, Inc.	Florida	Guarantor
Vistana California Management, Inc.	California	Guarantor
Vistana Development, Inc.	Florida	Guarantor
Vistana Hawaii Management, Inc.	Hawaii	Guarantor
Vistana Management, Inc.	Florida	Guarantor
Vistana MB Management, Inc.	South Carolina	Guarantor
Vistana Portfolio Services, Inc.	Florida	Guarantor
Vistana PSL, Inc.	Florida	Guarantor
Vistana Residential Management, Inc.	Florida	Guarantor
Vistana Signature Experiences, Inc.	Delaware	Guarantor
Vistana Signature Network, Inc.	Delaware	Guarantor

Entity	Jurisdiction of Incorporation or Organization	2028 Notes
Vistana Vacation Ownership, Inc.	Florida	Guarantor
Vistana Vacation Realty, Inc.	Florida	Guarantor
Vistana Vacation Services Hawaii, Inc.	Hawaii	Guarantor
VOL GP, Inc.	Delaware	Guarantor
VOL Investors, L.P.	Delaware	Guarantor
Volt Merger Sub, LLC	Delaware	Guarantor
VSE Development, Inc.	Florida	Guarantor
VSE East, Inc.	Florida	Guarantor
VSE Mexico Portfolio Services, Inc.	Florida	Guarantor
VSE Myrtle Beach, LLC	South Carolina	Guarantor
VSE Pacific, Inc.	Florida	Guarantor
VSE Trademark, Inc.	Florida	Guarantor
VSE Vistana Villages, Inc.	Florida	Guarantor
VSE West, Inc.	Florida	Guarantor
WHV Hospitality Management, Inc.	California	Guarantor
WHV Mountain Villas, Inc.	California	Guarantor
WHV Resort Group, Inc.	California	Guarantor
WHV Resort Properties, Inc.	California	Guarantor
WHV Resort Vacation Rentals, Inc.	California	Guarantor
WHV Resorts Northstar, LLC	California	Guarantor
Westin Sheraton Vacation Services, Inc.	Florida	Guarantor
Windward Pointe II, L.L.C.	Delaware	Guarantor
Worldwide Vacation & Travel, Inc.	Florida	Guarantor
WVC Rancho Mirage, Inc.	Delaware	Guarantor
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